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                                                                   EXHIBIT 23.6


                   CONSENT OF PROFESSIONAL BANK SERVICES, INC.


         In connection with the proposed merger of Cardinal Bancshares, Inc., Lexington, Kentucky, and Interim Area Corporation, a wholly-owned subsidiary of Area Bancshares Corporation, Owensboro, Kentucky, the undersigned, acting as an independent financial analyst to the common shareholders of Cardinal Bancshares, Inc. hereby consents to the reference to our firm in the Joint Proxy Statement/Prospectus and to the inclusion of our fairness opinion as an Appendix to the Joint Proxy Statement/Prospectus.




June 16, 1997

                                           /s/ PROFESSIONAL BANK SERVICES, INC.